                                                                       EXHIBIT 1


                                                                  Execution Copy





                         Northern Border Partners, L.P.

                                    3,800,000
                                 Common Units(1)
                     Representing Limited Partner Interests

                             UNDERWRITING AGREEMENT







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1     Plus an option to purchase from certain Selling Unitholders up to 570,000 additional Common Units to cover over-allotments.

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                                 August  1, 2001
UBS Warburg LLC
Salomon Smith Barney Inc.
A.G. Edwards & Sons, Inc.
Lehman Brothers Inc.
Dain Rauscher Incorporated
First Union Securities, Inc.
J.P. Morgan Securities Inc.
as Managing Underwriters
c/o UBS Warburg LLC
299 Park Avenue
New York, New York 10071

Ladies and Gentlemen:

       The unitholders of Northern Border Partners, L.P., a limited partnership organized under the laws of Delaware (the "Partnership"), named in Schedule B annexed hereto (the "Selling Unitholders") propose to sell, severally and not jointly, to the underwriters named in Schedule A annexed hereto (the "Underwriters"), an aggregate of 3,800,000 Common Units ("Common Units") representing limited partner interests in the Partnership (the "Firm Units"). In addition, solely for the purpose of covering over-allotments, the Selling Unitholders propose to grant, severally and not jointly, to the Underwriters the Option (the "Option") to purchase from the Selling Unitholders up to an additional 570,000 Common Units (the "Additional Units"). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the "Units." The Units are described in the Final Prospectus which is referred to below.

       The term "Registration Statement" as used in this Agreement shall mean such registration statement filed on Form S-3 (File No. 333-63566) (including all financial schedules and exhibits), as amended when it became effective, or, if such registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to such registration statement will be filed and must be declared effective before the offering of the Units may commence, the term "Registration Statement" as used in this Agreement means such registration statement as amended by said post-effective amendment. If it is contemplated, at the time the Agreement is executed, that a registration statement will be filed pursuant to Rule 462(b) under the Act (as defined below) before the offering of the Units may commence, the term "Registration Statement" as used in this Agreement includes such registration statement. The term "Basic Prospectus" as used in this Agreement shall mean the prospectus contained in the Registration Statement at the time that the Registration Statement was declared effective or in the form in which it has been most recently filed with the Commission (as defined below) on or prior to the date of this Agreement. "Final Prospectus" shall mean the prospectus supplement relating to the Units and the offering thereof that is first filed pursuant to Rule 424(b) after the date and time this Agreement is executed and delivered by the parties hereto, together with the Basic Prospectus.

       All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, the Basic Prospectus or the Final Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Basic Prospectus or the Final Prospectus, as the case may be; any reference in this Agreement to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the dates of the Registration Statement, the Basic Prospectus or the Final Prospectus, as the case may be; and any reference to any amendment or supplement to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, the Basic Prospectus or the Final Prospectus or any amendment or supplement thereto.

       The Partnership, Northern Border Intermediate Limited Partnership, a Delaware limited partnership (the "Intermediate Partnership"), and the Selling Unitholders, acting severally and not jointly, confirm as follows their agreements with the Underwriters:

       1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Selling Unitholders agree, severally and not jointly, to sell to the respective Underwriters the number of Units set forth opposite such Selling Unitholder's name in Schedule B attached hereto and each of the Underwriters agree, severally and not jointly, to purchase from the Selling Unitholders, at a purchase price of $36.10 per Common Unit, the number of Firm Units set forth opposite such Underwriter's name in Schedule A annexed hereto, plus such additional number of Units which such Underwriter may become obligated to purchase pursuant to
Section 8 hereof. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Final Prospectus.

       In addition, the Selling Unitholders, acting severally and not jointly, hereby grant to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Unitholders, ratably in accordance with the number of Firm Units to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional units), all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per unit to be paid by the Underwriters to the Selling Unitholders for the Firm Units. This option may be exercised by you on behalf of the several Underwriters at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Selling Unitholders and the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the additional time of purchase); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the

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third business day(2) after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as you may determine to eliminate fractional units).

       2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the respective accounts of the Selling Unitholders by Federal Funds wire transfer, against delivery of the Firm Units to you for the respective accounts of the Underwriters. Each Selling Unitholder shall provide to the Underwriters individual wire transfer instructions on or before August 5, 2001. Such payment and delivery shall be made at 10:00 A.M., New York City time, on August 6, 2001 (unless another time shall be agreed to in writing by you, the Partnership and the Selling Unitholders or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery of the Firm Units are actually made is hereinafter sometimes called the time of purchase.

       Payment of the purchase price for the Additional Units shall be made at the additional time of purchase to the respective accounts of the Selling Unitholders by Federal Funds wire transfer, against delivery of the Additional Units to you for the respective accounts of the Underwriters. Each Selling Unitholder shall provide to the Underwriters individual wire transfer instructions no later than one business day prior to the additional time of purchase. Such payment and delivery shall be made at 10:00 A.M., New York City time, at the additional time of purchase (unless another time shall be agreed to in writing by you, the Partnership and the Selling Unitholders).

       3.     Representations and Warranties.

              (i) The Partnership and the Intermediate Partnership, jointly and severally represent and warrant to, and agree with, each Underwriter as set forth below in this Section 3.

                      (a) The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act") with the Securities and Exchange Commission (the "Commission") the Registration Statement, including a related Basic Prospectus subject to completion relating to the Units, such Registration Statement has been declared effective by the Commission, and no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission. At the time of the filing of such Registration Statement, the Partnership met the requirements for use of Form S-3 under the Act. The Partnership may have filed one or more amendments or supplements thereto, including any preliminary prospectus which relates to such Basic Prospectus and has previously been furnished to you. The Partnership will next file with the


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2     As used herein "business day" shall mean a day on which the New York Stock
      Exchange is open for trading.

       Commission a Final Prospectus which relates to such Basic Prospectus and includes the Basic Prospectus, in accordance with Rules 430A and 424(b). The Partnership has included in such Registration Statement, as amended and supplemented on the date that it becomes effective or the issue date of the Final Prospectus, as applicable, all information (other than information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A ("Rule 430A Information")), required by the Act to be included in such Registration Statement and the Final Prospectus. As filed, such Final Prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the time of execution of this Agreement or, to the extent not completed at the time of execution of this Agreement, shall contain only such specific additional information and other changes as the Partnership has advised you, prior to the time of execution of this Agreement, will be included or made therein.

              (b) The Registration Statement, on the date that it became effective, did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and at the time of purchase or the additional time of purchase, as the case may be (a "settlement date"), the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act; the Registration Statement, on the date that it became effective and as supplemented or amended, at the time this Agreement is executed, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of filing pursuant to Rule 424(b) and on the settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through any Underwriter or by or on behalf of any Selling Unitholder through any Selling Unitholder specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

              (c) The only significant subsidiaries (as defined in Regulation S-X under the Act) of the Partnership (the "Subsidiaries") are the Intermediate Partnership, Northern Border Pipeline Company, a Texas general partnership ("Northern Border Pipeline"), Crestone Energy Ventures, L.L.C., a Delaware limited liability company ("Crestone"), Bear Paw Investments, LLC, a Delaware limited liability company ("Bear Paw Investments"), Bear Paw Energy, LLC, a Delaware limited liability company ("Bear Paw Energy"), Border Midwestern Company, a Delaware corporation ("Border Midwestern"), and Midwestern Gas Transmission Company, a Delaware corporation ("Midwestern Gas"). Each Subsidiary was duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation. Each

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        of the Subsidiaries has, and at the time of purchase or the additional time of purchase, will have, full power and authority to conduct the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Final Prospectus. Each of the Subsidiaries is, and at the time of purchase or the additional time of purchase, will be, duly licensed or qualified to do business and in good standing as a foreign entity in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except for such jurisdictions in which the failure so to qualify or register would not have a material adverse effect upon such Subsidiary or subject such Subsidiary or the Partnership to any material liability or disability. All of the outstanding interests of Crestone have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Intermediate Partnership free and clear of all liens, encumbrances and claims whatsoever. Crestone, directly or indirectly, owns (i) all of the membership interests in Crestone Gathering Services, L.L.C., Crestone Wind River, L.L.C. and Crestone Powder River, L.L.C.,
        (ii) a 49% common membership interest in and preferred shares of Bighorn Gas Gathering, L.L.C. ("Bighorn"), (iii) a 33.33% membership interest in Fort Union Gas Gathering, L.L.C., a Delaware limited liability company ("Fort Union"), and (iv) a 35% membership interest in Lost Creek Gathering, L.L.C., a Delaware limited liability company ("Lost Creek"), in each case free and clear of any liens, claims or encumbrances (except that Crestone's member interests in Fort Union and Lost Creek are or will be pledged to the lenders with respect to those projects and except for such other liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). All of the outstanding shares of capital stock of Border Midstream Services, Ltd., an Alberta corporation ("Border Midstream"), have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Intermediate Partnership free and clear of any liens, claims or encumbrances (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). All of the outstanding interests of Bear Paw Investments have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Intermediate Partnership free and clear of any liens, claims or encumbrances (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). All of the outstanding interests of Bear Paw Energy have been duly authorized and validly issued and are fully paid and non-assessable and are owned by Bear Paw Investments free and clear of any liens, claims or encumbrances (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). All of the outstanding shares of capital stock of Border Midwestern have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Intermediate Partnership free and clear of any liens, claims or encumbrances (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). All of the outstanding shares of capital stock of Midwestern Gas have been duly authorized and validly issued and are fully paid and non-assessable and

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
       are owned by Border Midwestern free and clear of any liens, claims or encumbrances (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). The Intermediate Partnership owns a 70% general partner interest in Northern Border Pipeline free and clear of any liens, claims or encumbrances (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus).

                     (d) The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), with all necessary partnership power and authority to own or lease the properties it owns or leases and to conduct the business it conducts in each case in all material respects as described in the Registration Statement and the Final Prospectus, and is duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the failure so to qualify or register would have a material adverse effect upon the Partnership or subject the Partnership or the limited partners of the Partnership to any material liability or disability.

                     (e) Northern Plains Natural Gas Company, a Delaware corporation ("Northern Plains") and wholly owned subsidiary of Enron Corp., an Oregon corporation ("Enron"), Pan Border Gas Company, a Delaware corporation ("Pan Border") and wholly owned subsidiary of Northern Plains, and Northwest Border Pipeline Company, a Delaware corporation ("Northwest Border") and wholly owned subsidiary of The Williams Companies, Inc., a Delaware corporation ("Williams") (collectively, the "General Partners"), are the only general partners of the Partnership with general partner interests in the Partnership of 1.0% in the aggregate; such general partner interests are duly authorized by the Agreement of Limited Partnership of the Partnership (as it may be amended or restated at the date this Agreement is executed, the "Partnership Agreement"), and were validly issued to the General Partners and are fully paid (to the extent required under the Partnership Agreement).

                     (f) The General Partners are the sole general partners of the Intermediate Partnership with general partner interests in the Intermediate Partnership of 1.0101% in the aggregate subject to the provisions of the Agreement of Limited Partnership of the Intermediate Partnership (the "Intermediate Partnership Agreement"); such general partner interests are duly authorized by the Intermediate Partnership Agreement and were validly issued to the General Partners and are fully paid (to the extent required under the Intermediate Partnership Agreement) (the Intermediate Partnership Agreement and the Partnership Agreement are herein collectively referred to as the "Partnership Agreements"). Complete and correct copies of the certificate of limited partnership for each of the Partnership and the Intermediate Partnership and of the Partnership Agreements, and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the time of purchase or the additional time of purchase.

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
                     (g) The limited partners of the Partnership hold limited partner interests in the Partnership aggregating 99.0%, such limited partner interests being represented by 41,623,014 Common Units; such limited partner interests are the only limited partner interests of the Partnership that are issued and outstanding; the limited partner interests represented thereby are authorized by the Partnership Agreement, were validly issued and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as described in the Partnership Agreement and except as set forth in Section 17-607 of the Delaware Act).

                     (h) The Partnership is the sole limited partner of the Intermediate Partnership, with a limited partner interest of 98.9899% (subject to the provisions of the Intermediate Partnership Agreement); such limited partner interest is authorized by the Intermediate Partnership Agreement, was validly issued in accordance with the Intermediate Partnership Agreement and is fully paid and non-assessable (except as described in the Intermediate Partnership Agreement and except as set forth in Section 17-607 of the Delaware Act); the Partnership owns, directly or indirectly, such limited partner interest in the Intermediate Partnership free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Registration Statement or Final Prospectus).

                     (i) Except as described in the Final Prospectus or contained in the Partnership Agreement and except for (i) rights granted pursuant to that certain Exchange Agreement dated May 31, 1997 among the Intermediate Partnership, the Partnership and the stockholders of Williams Technologies, Inc. and (ii) rights granted pursuant to that certain Exchange Agreement dated December 29, 1997 between the Partnership and Central Pacific Resources Partnership, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of (except in the case of restrictions on transfer for securities issued by the Partnership in reliance on Section 4(2) of the Act), any limited partner interests in the Partnership or the Intermediate Partnership pursuant to either of the Partnership Agreements or other governing documents or any agreement or other instrument to which the Partnership or the Intermediate Partnership is a party or by which either of them may be bound. The Common Units conform in all material respects to the description of the Common Units contained in the Final Prospectus. Except as described above, there are no outstanding options or warrants to purchase any Common Units.

                     (j) None of the Partnership or the Subsidiaries has sustained since the date of the latest audited financial statements incorporated by reference in each of the Registration Statement and the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Prospectus; and, since the date as of which information is given in the Final Prospectus, there has not been any material adverse change in the capitalization or long-term debt of any of the Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, or results of operations of any of the Subsidiaries, otherwise than as set forth or contemplated in the Final Prospectus.

                     (k) The Partnership and the Subsidiaries have good and indefeasible title to all real and personal property necessary to own and operate their businesses in all material respects as described in the Final Prospectus, free and clear of all liens, claims, encumbrances and defects except (1) as described in the Final Prospectus and (2) such as do not materially interfere with the ownership, operation or benefits of ownership of such businesses or materially increase the cost of operation or ownership of such businesses, provided that, (a) with respect to the gas transmission and gathering pipelines of Northern Border Pipeline, Crestone, Bear Paw Energy and Midwestern Gas and right-of-way interests related thereto (the "Pipeline Properties") the foregoing shall only constitute a representation that, except as described in the Final Prospectus, (i) Northern Border Pipeline, Crestone, Bear Paw Energy and Midwestern Gas have sufficient title to enable them to use such Pipeline Properties in their businesses as they have been used in the past and as are proposed to be used in the future as described in the Final Prospectus and (ii) any lack of title has not had and will not have any material adverse effect on the ability of Northern Border Pipeline, Crestone, Bear Paw Energy and Midwestern Gas to use such Pipeline Properties as they have been used in the past and are proposed to be used in the future as described in the Final Prospectus and will not materially increase the cost of such use, and (b) with respect to any real property, buildings and equipment held under lease by Northern Border Pipeline, Crestone, Bear Paw Energy or Midwestern Gas, such real property, buildings and equipment are held by Northern Border Pipeline, Crestone, Bear Paw Energy or Midwestern Gas under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property, buildings and equipment by such person.

                     (l) The compliance by the Partnership and the Intermediate Partnership with all of the provisions of this Agreement and the consummation of the transactions contemplated herein and in the Final Prospectus to be consummated at the time of purchase or the additional time of purchase will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Partnership or any of the Subsidiaries is a party or by which any of them is bound or to which any of the property or assets of any of them is subject, nor will such action result in any violation of the provisions of the agreement of limited partnership, charter or other governing documents of the Partnership or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of them or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Partnership of the transactions contemplated herein and in the Final Prospectus to be consummated at the time of purchase or the additional time of purchase, except for (i) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriters, and (ii) such consents, approvals, authorizations, orders, registrations or qualifications (A) as have been obtained or will be obtained prior to the time of purchase or the additional time of purchase or (B) that, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the holders of Common Units or the consolidated financial position or results of operations or prospects of the Partnership, the Intermediate Partnership or Northern Border Pipeline. The offering and sale of the Units as contemplated by this Agreement does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Common Units or other securities of the Partnership or which would require the inclusion of any Common Units or other securities of the Partnership in such offering and sale of the Units pursuant to "tag along" or other such rights.

                     (m) Other than as set forth in the Final Prospectus, there are no legal or governmental proceedings pending to which the Partnership or any of the Subsidiaries is a party or of which any of their respective properties is the subject which, if determined adversely to such person, would individually or in the aggregate have a material adverse effect on the consolidated financial position or results of operations or prospects of the Partnership; and, to the best of the Partnership's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                     (n) Arthur Andersen L.L.P., who have certified certain financial statements of Northern Border Pipeline, are independent public accountants with respect to Northern Border Pipeline, the Intermediate Partnership and the Partnership as required by the Act.

                     (o) (i) This Agreement has been duly authorized, executed and delivered by each of the Partnership and the Intermediate Partnership and constitutes the valid and binding agreement of each such person, (ii) the Partnership Agreement has been duly authorized, executed and delivered by the General Partners and is a valid and legally binding agreement of the General Partners, enforceable against the General Partners in accordance with its terms, and (iii) the Intermediate Partnership Agreement has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties, enforceable against the General Partners in accordance with its terms, except as the enforceability of the Partnership Agreements may be affected by (A) the matters described in the Final Prospectus and (B) bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and general equitable principles.

                     (p) Each of the Partnership and the Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is customarily obtained by businesses similarly situated, taking into account self-insurance.

                     (q) None of the Partnership or the Subsidiaries is in, nor will consummation of the transactions contemplated herein or in the Final Prospectus to be consummated at the time of purchase or the additional time of purchase result in: (i) violation of its charter, bylaws, agreement of limited or general partnership or other governing document (except for the failure to mail the reports identified in Section 8.3(b) of the Partnership Agreement); or (ii) default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) in the due performance or observance of any term, covenant or condition contained in any material contract, agreement, indenture or instrument to which it or its property may be subject, or violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, which default or violation, individually or in the aggregate, could have a material adverse effect on the holders of Common Units or the consolidated financial position or results of operations or prospects of any of the Partnership, the Intermediate Partnership or Northern Border Pipeline; and, except as described in the Final Prospectus, none of the Partnership or the Subsidiaries has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

                     (r) Neither the Partnership nor the Intermediate Partnership is, or at the time of purchase or the additional time of purchase will be, (a) a "holding company" or "affiliate" of a holding company (other than an exempt holding company) or public utility, as defined in the Public Utility Holding Company Act of 1935 or (b) an "investment company" as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations thereunder;

                     (s) Except as described in the Final Prospectus, the Partnership and the Subsidiaries possess, and are operating in compliance in all material respects with, all certificates, authorities or permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary to conduct the business currently (or, as described or contemplated in the Final Prospectus, to be) operated by them, except for such certificates, authorizations or permits which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership and the Subsidiaries to conduct their businesses in all material respects as currently conducted and as contemplated by the Final Prospectus to be conducted; and, except as described in the Final Prospectus, none of the Partnership or the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be expected to have a material adverse effect upon the ability of the Partnership or the Subsidiaries to conduct their businesses in all material respects as currently conducted and as contemplated by the Final Prospectus to be conducted.

                     (t) Neither the Partnership nor the Intermediate Partnership has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Common Units in violation of any law, rule or regulation.

                     (u) The financial statements of the Partnership (including the related notes and supporting schedules) filed as part of or incorporated by reference in the Registration Statement or included or incorporated by reference in the Final Prospectus present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Partnership and its subsidiaries at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles (except as otherwise described therein) applied on a consistent basis throughout the periods involved.

                      (v) The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                      (w) The Partnership and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Partnership and the Subsidiaries, taken as a whole. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

                      (x) In the ordinary course of their businesses, the Partnership and the Subsidiaries conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Partnership and the Subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). Except as set forth in the Registration Statement and the Final Prospectus there are no costs and liabilities associated with or arising in connection with Environmental Laws as currently in effect (including, without limitation, costs of compliance therewith) which would, singly or in the aggregate have a material adverse effect on the condition

       (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Partnership and the Subsidiaries, taken as a whole.

                     (y) The Partnership and the Subsidiaries are in compliance with all federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees; no labor dispute exists involving the employees of Northern Plains or NBP Services Corporation, a Delaware corporation, or, to the knowledge of the Partnership or the Intermediate Partnership, is imminent or threatened; and neither the Partnership nor the Intermediate Partnership is aware of any existing, imminent or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Partnership and the Subsidiaries, taken as a whole.

                     (z) The outstanding Common Units are listed for trading on the New York Stock Exchange, including the Units to be sold by the Selling Unitholders pursuant to this Agreement.

              (ii) Each Selling Unitholder, severally and not jointly, represents and warrants to each Underwriter that:

                     (a) Such Selling Unitholder is the record and beneficial owner of the Units to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Units in blank, and, assuming that (1) the Underwriters purchase such Units from such Selling Unitholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code ("UCC")), (2) the Underwriters make payment therefor as provided herein,
       (3) such Units are delivered to you in accordance with the provisions of the Custody Agreement (as defined below) and (4) the Underwriters obtain control of the Units (as provided in Section 8-106(b) of the UCC), the Underwriters will have acquired all of the rights and interest in such Units, free of any adverse claim (within the meaning of Section 8-105 of the UCC).

                     (b) Such Selling Unitholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

                     (c) Such Selling Unitholder has and at the time of purchase or the additional time of purchase will have, the requisite legal right and capacity or power and authority, and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Unitholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Units by the Underwriters and such other approvals as have been obtained.

                     (d) Neither the sale of the Units being sold by such Selling Unitholder nor the consummation of any other of the transactions herein contemplated by such Selling Unitholder or the fulfillment of the terms hereof by such Selling Unitholder will conflict with, result in a breach or violation of, or constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Unitholder (or any affiliate of any Selling Unitholder) is a party or by which the Selling Unitholder is bound or to which any of the property or assets of the Selling Unitholder is subject,
       (ii) the charter or by-laws or other organizational documents of such Selling Unitholder, as applicable, or (iii) any law to which such Selling Unitholder (or any affiliate of any Selling Unitholder) is bound, or any judgment, order or decree applicable to such Selling Unitholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Unitholder, except in the case of clauses (i) and (iii), as would not have a material adverse effect on such Selling Unitholder's performance of its obligations hereunder.

                     (e) This Agreement and the Custody Agreement dated the date hereof among Equiserve Trust Company, N.A., as custodian, and such Selling Unitholders (the "Custody Agreement") have been duly executed and delivered by such Selling Unitholder and each constitutes a valid and binding agreement of such Selling Unitholder. The Custody Agreement is enforceable against such Selling Unitholder in accordance with its terms except as the enforceability of the Custody Agreement may be affected by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and general equitable principles.

                     (f) The sale of Units by such Selling Unitholder pursuant hereto is not prompted by any information concerning the Partnership or any of the Subsidiaries which is not set forth in the Final Prospectus or any supplement thereto.

                     (g) The information in the Final Prospectus under the caption "Principal and Selling Unitholders" which specifically relates to such Selling Unitholder does not, and will not at the time of purchase or the additional time of purchase, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

              Any certificate signed by any officer of any of the Selling Unitholders or if such Selling Unitholder is an individual, by the Selling Unitholder, and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such Selling Unitholder, severally and not jointly, as to matters covered thereby, to each Underwriter.

       4.    Certain Covenants.

              (i) The Partnership and the Intermediate Partnership agree with the several Underwriters:

              (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Units; provided that the Partnership shall not be required to qualify as a foreign partnership or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Units); and to promptly advise you of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

              (b) during the period of time referred to in the second sentence in paragraph (e) below, to advise you and counsel for the Underwriters promptly and, if requested by you, to confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, the Basic Prospectus or the Final Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) of any change in the business, prospects, financial condition or results of operations of the Partnership or the Intermediate Partnership, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Final Prospectus (as then amended or supplemented) untrue or that requires the making of any additions to or changes in the Registration Statement or the Final Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Final Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time within the period of time referred to in the second sentence in paragraph (e) below, the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership and the Intermediate Partnership will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time;

              (c) to furnish to you, at your request and without charge, (i) one signed copy of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement and (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may request;

              (d) prior to the end of the period of time referred to in the second sentence in paragraph (e) below, not to file any amendment to the Registration

       Statement or make any amendment or supplement to the Final Prospectus, or file any document that, upon filing, becomes an Incorporated Document, of which you and counsel for the Underwriters shall not previously have been advised or to which, after you and counsel for the Underwriters shall have received a copy of the document proposed to be filed, you shall reasonably object; provided that your consent shall not be unreasonably withheld or delayed;

                     (e) to cause the Final Prospectus to be filed pursuant to, and in compliance with, Rule 424(b). As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as a prospectus is required by the Act to be delivered in connection with sales of the Units by any Underwriter or dealer, the Partnership and the Intermediate Partnership will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Final Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Partnership and the Intermediate Partnership consent to the use of the Final Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Final Prospectus is required by the Act to be delivered in connection with sales of the Units by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Partnership or the Intermediate Partnership or in the opinion of counsel for the Underwriters is required to be set forth in the Final Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Final Prospectus (or to file under the Exchange Act any document that, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Partnership and the Intermediate Partnership will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Partnership or the Intermediate Partnership and the several Underwriters agree that the Final Prospectus should be amended or supplemented, the Partnership and the Intermediate Partnership, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement;

                     (f) to make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Act), an earnings statement of the Partnership (which need not be audited) complying with Section 11(a) of the Act;

                     (g) not to issue, sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for Common Units or warrants or other rights to purchase Common Units or any other securities of the Partnership that are substantially similar to Common Units or permit the registration under the Act of any Common Units, except for (i) the registration of the Units and the sales to the Underwriters pursuant to this Agreement, (ii) the issuances of Common Units pursuant to any employee unit option plan, unit ownership plan or a dividend reinvestment plan of the Partnership in effect on the date of execution of this Agreement and (iii) the issuance of Common Units issuable upon conversion of securities or the exercise of warrants outstanding on the date of execution of this agreement, for a period of sixty (60) days after the date hereof, without the prior written consent of UBS Warburg LLC;

                     (h) to pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof or (iii) below) in connection with (i) the preparation and filing of the Registration Statement, the Final Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Units by the Selling Unitholders (other than any transfer taxes), (iii) the qualification of the Units for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) any listing of the Units on any securities exchange and any registration thereof under the Exchange Act, (v) the filing for review of the public offering of the Units by the National Association of Securities Dealers, Inc., and
       (vi) the performance of the Partnership's other obligations hereunder.

              (ii) Each Selling Unitholder agrees, severally and not jointly, with the several Underwriters:

                     (a) except pursuant to this Agreement, such Selling Unitholder shall not, without the prior written consent of UBS Warburg LLC, (1) offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Selling Unitholder or any affiliate thereof or any person in privity with such Selling Unitholder or any affiliate thereof), directly or indirectly, including the filing (or the participation in the filing) of a registration statement with the Commission in respect of, (2) establish or increase a put equivalent position or (3) liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Units or any securities convertible into, or exercisable or exchangeable for such Common Units, in each of clauses
       (1), (2) and (3), on any securities exchange, or publicly announce an intention to effect any such transaction, for a period of sixty (60) days after the date of this Agreement (the "Lock-up Period"); provided, however, that as a condition to any transaction described in clauses (1),
       (2) and (3) by such Selling Unitholder that is not on a securities exchange prior to the expiration of the Lock-up Period, the transferee in such transaction shall agree to be bound by the terms of this paragraph for the remainder of the Lock-up Period, and provided further, that UBS Warburg shall not grant any release, waiver or termination of the provisions of this paragraph to any Selling Unitholder unless UBS Warburg grants such release, waiver or termination to all Selling Unitholders and Holders (as defined herein) pro rata based on the number of Common Units held by such Selling Unitholders and Holders.

                     (b) not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units; and

                     (c) to advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Units by an underwriter or dealer may be required under the Act, of (i) any material change in the Partnership's condition (financial or otherwise), prospects, earnings, business or properties which comes to the attention of such Selling Unitholder, (ii) any change in information in the Registration Statement or the Final Prospectus relating to such Selling Unitholder or (iii) any new material information relating to the Partnership or relating to any matter stated in the Final Prospectus which comes to the attention of such Selling Unitholder.

     5. Reimbursement of Underwriters' Expenses. If the Units are not delivered for any reason other than the termination of this Agreement pursuant to the first two paragraphs of Section 7 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Partnership shall, in addition to paying the amounts described in Section 4(i) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel. If the Partnership is required to make any payments to the Underwriters under this Section 5 as a result of the inaccuracy of a representation or warranty hereunder of one or more Selling Unitholders, the failure of one or more Selling Unitholders to comply with its or their obligations hereunder or the failure to satisfy the conditions set forth in Section 6(i)(u), 6(iii), 6(xii) (but only insofar as such provision applies to Selling Unitholders) and 6(xiii), the Selling Unitholders whose representations or warranties were inaccurate, who failed to comply with their obligations or who failed to satisfy such conditions shall reimburse the Partnership on demand for the amounts paid to the Underwriters under this Section 5 (and if more than one Selling Unitholder shall be required to so reimburse the Partnership, the reimbursement obligation shall be several and in proportion to the number of Units listed in Schedule B under the caption Number of Units to be Sold).

       6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties set forth in this Agreement on the part of the Partnership and the Selling Unitholders on the date hereof, at the time of purchase and at the additional time of purchase (unless previously waived), as the case may be, the performance by the Partnership of its obligations hereunder and to the following additional conditions precedent:

              (i) The Partnership shall have requested and caused Vinson & Elkins L.L.P., counsel for the Partnership, to have furnished to you their opinion, dated the time of purchase or the additional time of purchase, as the case may be, and addressed to the Underwriters, to the effect that:

                     (a) Each of the Partnership and the Intermediate Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Act, with full partnership power and authority under the Delaware Act and the Partnership Agreement and the Intermediate Partnership Agreement, respectively, necessary to own, lease and operate its properties and conduct its business as described in the Final Prospectus;

                     (b) The Partnership has been registered as a foreign limited partnership for the transaction of business under the laws of the State of Texas, and to such counsel's knowledge based upon a certificate (a copy of which has been furnished to you and your counsel) from an authorized officer of the Partnership as to the states in which the Partnership owns or leases property or conducts business, the State of Texas is the only jurisdiction in which the Partnership owns or leases property or conducts business so as to require qualification or registration to conduct business as a foreign limited partnership, except where the failure to so qualify or register would not (i) have a material adverse effect upon the Partnership, the Intermediate Partnership or the General Partners or (ii) subject the limited partners of the Partnership to any material liability or disability;

                     (c) The Intermediate Partnership has been qualified or registered as a foreign limited partnership for the transaction of business under the laws of the States of Illinois, Iowa, Indiana, Minnesota, Montana, Nebraska, North Dakota, South Dakota and Texas, and to such counsel's knowledge based upon a certificate (a copy of which has been furnished to you and your counsel) from an authorized officer of the Partnership as to the states in which the Partnership owns or leases property or conducts business, such jurisdictions are the only jurisdictions in which the Intermediate Partnership owns or leases property or conducts business so as to require qualification or registration to conduct business as a foreign limited partnership, except where the failure to so qualify or register would not (i) have a material adverse effect upon the Partnership, the Intermediate Partnership or the General Partners or (ii) subject the limited partners of the Partnership to any material liability or disability;

                     (d) The General Partners are the sole general partners of each of the Partnership and the Intermediate Partnership with a combined general partner interest in the Partnership of 1.0% and a combined general partner interest in the Intermediate Partnership of 1.0101% (subject to the provisions of the Partnership Agreement and the Intermediate Partnership Agreement, respectively); such general partner interests are duly authorized by the Partnership Agreement and the Intermediate Partnership Agreement, respectively, are validly issued and fully paid (to the extent required by the Partnership Agreement and Intermediate Partnership Agreement) and are owned of record by the General Partners free and clear of all liens, encumbrances, security interests, equities, charges or claims of record (except as provided in the Partnership Agreement, the Intermediate Partnership Agreement or the Northern Border Pipeline Partnership Agreement or pursuant to the Delaware Act, as amended) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming a General Partner as debtor is on file in the offices of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel;

                     (e) The Partnership is the sole limited partner of the Intermediate Partnership, with a limited partner interest in the Intermediate Partnership of 98.9899% (subject to the provisions of the Intermediate Partnership Agreement); such limited partner interest is duly authorized by the Intermediate Partnership Agreement and is validly issued, fully paid and non-assessable, except as provided in Section 17-607 of the Delaware Act; and the Partnership owns such limited partner interest in the Intermediate Partnership free and clear of all liens, encumbrances, security interests, equities, charges or claims of record (except as provided in the Intermediate Partnership Agreement or pursuant to the Delaware Revised Uniform Limited Partnership Act, as amended) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the offices of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel;

                     (f) Immediately prior to the closing under this Agreement, the limited partners of the Partnership held limited partner interests in the Partnership aggregating 99.0% (subject to the provisions of the Partnership Agreement); such limited partner interests are represented by 41,623,014 Common Units; such limited partner interests will be the only limited partner interests of the Partnership that are issued and outstanding immediately following the closing under this Agreement; the Units, when issued to the Selling Unitholders, were authorized by the Partnership Agreement and were validly issued, fully paid and non-assessable, except as provided in Section 17-607 of the Delaware Act;

                     (g) Insofar as such descriptions relate to legal matters or descriptions of provisions of the governing instruments, the Common Units conform in all material respects to the descriptions thereof contained in the Final Prospectus;

                     (h) Except as described in the Final Prospectus and contained in the Partnership Agreement and except for (i) rights granted pursuant to that certain Exchange Agreement dated May 31, 1997 among the Intermediate Partnership, the Partnership and the stockholders of Williams Technologies, Inc. and (ii) rights granted pursuant to that certain Exchange Agreement dated December 29, 1997 between the Partnership and Central Pacific Resources Partnership, there are no preemptive or other rights to subscribe for or to purchase any limited partner interests of the Partnership or the Intermediate Partnership pursuant to the Partnership Agreements or, to such counsel's knowledge, pursuant to any other agreement or instrument to which the Partnership or the Intermediate Partnership is a party; and except as described in the Final Prospectus and except for restrictions on transfer of securities issued by the Partnership in reliance on Section 4(2) of the Act, there are no restrictions upon the voting or transfer of any limited partner interests of the Partnership or the Intermediate Partnership pursuant to the Partnership Agreements or, to such counsel's knowledge, pursuant to any other agreement or instrument to which the Partnership or the Intermediate Partnership is a party.

                     (i) The Registration Statement was declared effective under the Act on July 27, 2001; the Final Prospectus was filed with the Commission pursuant to subparagraph (2) of Rule 424(b) on August 2, 2001; and no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceeding for that purpose is pending or threatened by the Commission;

                     (j) The Registration Statement and the Final Prospectus and any further amendments or supplements thereto made by the Partnership prior to the time of purchase or the additional time of purchase (other than the financial statements and related schedules or other financial or statistical data and the projected data included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act;

                     (k) To such counsel's knowledge, there are no contracts or other documents that are required to be summarized or described in the Final Prospectus or filed as exhibits to the Registration Statement by the Act that have not been summarized, described or incorporated by reference in the Final Prospectus or filed as exhibits to the Registration Statement;

                     (l) The statements contained in the Basic Prospectus under the caption "Tax Considerations" and in the Final Prospectus under the caption "Prospectus Supplement Summary - Tax Considerations," insofar as such statements describe federal statutes, rules and regulations, constitute a fair summary thereof that is accurate in all material respects; such counsel's opinion filed as Exhibit 8 to the Registration Statement and as Exhibit 8 to the Partnership's Form 8-K filed on August 2, 2001, are confirmed, and you may rely upon such opinions as if each of them were addressed to you;

                     (m) This Agreement has been duly authorized, executed and delivered by each of the Partnership and the Intermediate Partnership; assuming due authorization, execution and delivery by, and the validity, legally binding effect and enforceability with respect to, the other parties thereto, the General Partnership Agreement governing Northern Border Pipeline, as amended and in effect on the date hereof, and each of the Partnership Agreements constitute valid and legally binding agreements of each of the Partnership, the Intermediate Partnership and the General Partners (in each case, to the extent a party thereto) and are enforceable against each such party in accordance with their respective terms, subject to the qualifications that (A) the enforceability of each such agreement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting the rights of creditors generally, (B) the enforceability of each such agreement may be limited by public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing, (C) the enforceability of equitable rights and remedies provided for in each such agreement is subject to equitable defenses and judicial discretion, and (D) the enforceability of certain other provisions of each such agreement may be limited by applicable laws and court decisions, none of which should materially and adversely interfere with the practical realization of the material benefits intended to be provided by such agreements;

                     (n) The compliance by each of the Partnership and the Intermediate Partnership with all of the provisions of this Agreement will not, with the passage of time or upon stated contingency or otherwise, (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the agreements filed or incorporated by reference as exhibits to the Partnership's Annual Report on Form 10-K for the year ended December 31, 2000 (the "2000 10-K") or any report filed by the Partnership with the Commission subsequent to the filing of the 2000 10-K, or (B) result in any breach or violation of the provisions of the certificate of limited partnership of the Partnership or the Intermediate Partnership or of any statute or any rule or regulation of any governmental agency or body having jurisdiction over either of such entities or its properties, excluding in each case any breaches or violations which, individually or in the aggregate, would not have a material adverse effect on the limited partners of the Partnership or the financial condition, results of operation, business or prospects (as described in the Final Prospectus) of the Partnership and the Intermediate Partnership considered as a whole;

                     (o) Except as described in the Final Prospectus, or as provided in the Partnership Agreement and the Acquisition Agreement, dated March 14, 2001 (the "Acquisition Agreement"), among the Partnership, the Intermediate Partnership, Bear Paw Investments, Bear Paw Energy and the other parties named therein, to such counsel's knowledge there are no contracts, agreements or understandings between the Partnership, the Intermediate Partnership or the General Partners and any person granting such person the right to require the Partnership to file a registration statement under the Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Act; and none of such rights described in this paragraph would require any such securities to be included in the offering and sale of the Units;

                     (p) Neither the Partnership nor the Intermediate Partnership is an "investment company" as that term is defined in the Investment Company Act and the rules and regulations thereunder and each General Partner is either (A) not an "investment company" as that term is defined in the Investment Company Act and the rules and regulations thereunder or (B) exempt from the Investment Company Act;

                     (q) None of the Partnership, the Intermediate Partnership or any General Partner is a "public utility company," a "holding company" or an "affiliate" of a holding company (other than an exempt holding company) or a public utility company within the meaning of the Public Utility Holding Company Act of 1935, as amended;

                     (r) No consent, approval, authorization, order, registration or qualification of or with any federal governmental agency or body or any governmental agency or body of the State of Texas is required for the sale of the Common Units or the consummation by any of the Partnership, the Intermediate Partnership, the General Partners of the transactions contemplated by this Agreement and the Final Prospectus, except (i) such consents, approvals, authorizations, orders, registrations or qualifications (a) as have been obtained, (b) as may be required under state securities or Blue Sky laws, or (c) which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Partnership and the Intermediate Partnership to conduct their business as described in the Final Prospectus;

                     (s) The Common Units outstanding immediately prior to the closing under this Agreement are listed on the New York Stock Exchange;

                     (t) Northern Border Pipeline is validly existing as a general partnership under the laws of the State of Texas, with full partnership power and authority to own, lease and operate its properties and conduct its business in all material respects as described in the Final Prospectus; and

                     (u) Assuming that (i) the Underwriters purchase the Units from each of Selling Unitholders without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), (ii) the Underwriters make payment therefor as provided herein, (iii) the Units to be sold by the Selling Unitholders are delivered to you in accordance with the provisions of the Custody Agreement and (iv) the Underwriters obtain control of the Units being sold by the Selling Unitholders (as provided in Section 8-106(b) of the UCC), the Underwriters will have acquired all of such Selling Unitholders respective rights and interest in such Units free of any adverse claim (within the meaning of Section 8-105 of the UCC).

       In addition, such counsel shall state that in the course of preparation by the Partnership of the Registration Statement and the Final Prospectus, such counsel participated in conferences with officers and other representatives of the Partnership and certain of the Subsidiaries, representatives of the independent public accountants of the Partnership and, in the case of the Final Prospectus, your representatives, at which the contents of the Registration Statement, Final Prospectus and related matters were discussed. Such counsel shall also state that although they have not conducted any independent investigation with regard to the information set forth in the Registration Statement or the Final Prospectus (except with respect to the foregoing opinions) and are not (except as aforesaid) passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein, on the basis of the foregoing, no facts have come to such counsel's attention that cause such counsel to believe that the Registration Statement or any amendment thereto on the date it became effective, or as supplemented or amended at the time of purchase or the additional time of purchase, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of its date or the time of purchase or the additional time of purchase, as the case may be, the Final Prospectus or any further amendment or supplement thereto contained an untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In making such statement, such counsel may state that they do not express any comment with respect to the financial statements and related schedules and other financial data included or incorporated by reference in the Registration Statement or in the Final Prospectus or any further amendment or supplement thereto (including, without limitation, statements relating to projected cash distributions to the limited partners of the Partnership) or any statement contained therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through you expressly for use therein. Such opinion shall state that the Selling Unitholders are entitled to rely on the statements in this paragraph.

       In rendering such opinion, such counsel may rely (A) as to matters involving the application of the Delaware Act, the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the laws of the States of New York and Texas, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Partnership and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the time of purchase or the additional time of purchase.

              (ii) The Partnership shall have requested and caused Janet K. Place, Esq., General Counsel of Northern Plains, to have furnished to you her opinion with respect to the Common Units, dated the time of purchase or the additional time of purchase, as the case may be, and addressed to the Underwriters, to the effect that:

                     (a) Other than as set forth in the Final Prospectus, to her knowledge there are no legal or governmental proceedings pending to which the Partnership or any of the Subsidiaries is a party or of which any property of any of them is the subject which, if determined adversely to such person, would individually or in the aggregate have a material adverse effect on the Partnership and its Subsidiaries taken as a whole (a "Material Adverse Effect"); and, to her knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                     (b) Except as described in the Final Prospectus, to her knowledge each of the Partnership and the Subsidiaries possesses, and is operating in compliance in all material respects with, all certificates, authorities or permits issued by the appropriate local, state or federal regulatory agencies or bodies necessary to conduct its business as it is currently conducted as described in the Final Prospectus, except for such certificates, authorizations or permits which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership and each of the Subsidiaries to conduct its businesses in all material respects as currently conducted as described in the Final Prospectus; to her knowledge, the Partnership and each of the Subsidiaries possesses all certificates, authorities or permits issued by the appropriate local, state or federal regulatory agencies or bodies necessary to conduct its business as proposed to be conducted as described in the Final Prospectus, except for (a) certificates, authorizations or permits that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (b) certificates, authorizations or permits that are reasonably expected to be obtained in the ordinary course of business; and, except as described in the Final Prospectus, none of the Partnership or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be expected to have a Material Adverse

       Effect. All government regulations, authorizations and procedures which affect the Partnership or any of the Subsidiaries and the operation of their respective businesses and that are required to be described in the Final Prospectus are as described therein.

                     (c) The Partnership and each of the Subsidiaries (1) is in compliance with any and all applicable Environmental Laws, (2) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (3) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect; provided, such counsel may qualify such opinions to her knowledge with respect to Bear Paw Investments, Bear Paw Energy, Border Midwestern and Midwestern Gas.

                     (d)  None of the Partnership or any of the Subsidiaries is:
       (i) in violation of its charter, bylaws, agreement of limited or general partnership or other governing document (except for the failure to mail the reports identified in Section 8.3(b) of the Partnership Agreement),
       (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) other than as set forth in the Final Prospectus, in violation in any material respect of any law, ordinance, government rule, regulation or court decree to which it or its properties or assets may be subject, except for such violations and defaults that would not, individually or in the aggregate, result in an Material Adverse Effect; provided, such counsel may qualify the opinion in this clause (iii) to her knowledge with respect to Bear Paw Investments, Bear Paw Energy, Border Midwestern and Midwestern Gas.

                     (e) Since the date as of which information is given in the Final Prospectus through the date hereof, and except as may otherwise be disclosed in the Final Prospectus, the Partnership has not (i) issued or granted any partner interests, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) distributed any of the cash or other assets of the Partnership to any partner.

                     (f) The Partnership and the Subsidiaries have good and indefeasible title to all real and personal property necessary to own and operate their businesses in all material respects as described in the Final Prospectus, free and clear of all liens, claims, encumbrances and defects except (1) as described in the Final Prospectus and (2) such as do not materially interfere with the ownership, operation or benefits of ownership of such businesses or materially increase the cost of operation or ownership of such businesses, provided that, (a) with respect to the Pipeline Properties, the foregoing shall only constitute a statement that, to her knowledge, except as described in the Final Prospectus (i) Northern Border Pipeline, Crestone, Bear Paw Energy and

       Midwestern Gas have sufficient title to enable them to use such Pipeline Properties in their businesses as they have been used in the past and are proposed to be used in the future as described in the Final Prospectus and (ii) any lack of title has not had and is not reasonably likely to have a Material Adverse Effect, and (b) with respect to any real property, buildings and equipment held under lease by Northern Border Pipeline, Crestone, Bear Paw Energy or Midwestern Gas, such real property, buildings and equipment are held by Northern Border Pipeline, and to her knowledge, by Crestone, Bear Paw Energy and Midwestern Gas under valid, subsisting and enforceable leases with such exceptions as have not had and are not reasonably likely to have a Material Adverse Effect.

                     (g) Each of Northern Border Pipeline, Crestone, Bear Paw Investments, Bear Paw Energy, Border Midwestern and Midwestern Gas was duly formed (to her knowledge in the case of the latter four entities) and is validly existing and in good standing under the laws of its jurisdiction of formation and has full corporate, partnership or limited liability company power and authority, as the case may be, to conduct the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Final Prospectus. Each of Northern Border Pipeline, Crestone, Bear Paw Energy and Midwestern Gas is duly licensed or qualified to do business and in good standing as a foreign entity in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except for such jurisdictions in which the failure so to qualify or register would not have a material adverse effect upon it or subject it or the Partnership to any material liability or disability. All of the outstanding interests of Northern Border Pipeline have been duly authorized and validly issued and are fully paid and non-assessable (except as provided in the partnership agreement of Northern Border Pipeline). The Intermediate Partnership owns a 70% general partner interest in Northern Border Pipeline, and such interest is free and clear of any liens, claims or encumbrances (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). All of the outstanding shares of Crestone have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Intermediate Partnership free and clear of all liens, claims or encumbrances (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). All of the outstanding interests of Bear Paw Investments have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Intermediate Partnership free and clear of any liens, claims or encumbrances (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). All of the outstanding interests of Bear Paw Energy have been duly authorized and validly issued and are fully paid and non-assessable and are owned by Bear Paw Investments free and clear of any liens, claims or encumbrances (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). All of the outstanding shares of capital stock of Border Midwestern have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Intermediate

       Partnership free and clear of any liens, claims or encumbrances (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). All of the outstanding shares of capital stock of Midwestern Gas have been duly authorized and validly issued and are fully paid and non-assessable and are owned by Border Midwestern free and clear of any liens, claims or encumbrances (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus); provided such counsel may qualify to her knowledge the opinions (i) as to due authorization, valid issuance, full payment and non-assessability with respect to Bear Paw Investments, Bear Paw Energy and Midwestern Gas and (ii) as to liens, encumbrances and claims enforceable under the UCC with respect to Bear Paw Investments and Bear Paw Energy.

       In addition, such counsel shall state that in the course of preparation by the Partnership of the Registration Statement and the Final Prospectus, such counsel participated in conferences with officers and other representatives of the Partnership and certain of the Subsidiaries, representatives of the independent public accountants of the Partnership and, in the case of the Final Prospectus, your representatives, at which the contents of the Registration Statement, the Final Prospectus and related matters were discussed. Such counsel shall also state that although she has not conducted any independent investigation with regard to the information set forth in the Registration Statement or the Final Prospectus (except with respect to the foregoing opinions) and is not (except as aforesaid) passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein, on the basis of the foregoing and during the course of her representation of Northern Plains, no facts have come to such counsel's attention that cause such counsel to believe that the Registration Statement or any amendment thereto on the date it became effective, or as amended or supplemented at the time of purchase or the additional time of purchase, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of its date or the time of purchase or the additional time of purchase, as the case may be, the Final Prospectus or any further amendment or supplement thereto contained an untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In making such statement, such counsel may state that she does not express any comment with respect to the financial statements and related schedules and other financial data included or incorporated by reference in the Registration Statement or in the Final Prospectus or any further amendment or supplement thereto (including, without limitation, statements relating to projected cash distributions to the limited partners of the Partnership) or any statement contained therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through you expressly for use therein. Such opinion shall also state that the Selling Unitholders are entitled to rely on the statements in this paragraph.

       In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Nebraska, to the extent she deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom she believes to be reliable and who are satisfactory to counsel for the

Underwriters and (B) as to matters of fact, to the extent she deems proper, on certificates of responsible officers of the Partnership and public officials.

              (iii) Cub Investment, LLC ("Cub") and Haddington/Chase Energy Partners (Bear Paw) LP ("Haddington") shall have requested and caused O'Sullivan LLP, counsel to Cub and Haddington, to have furnished to you their opinion dated the time of purchase or the additional time of purchase, as the case may be, and addressed to the Underwriters, to the effect that:

                     (a) This Agreement and the Custody Agreement have been duly authorized, executed and delivered by each of Cub and Haddington, and each of Cub and Haddington has the requisite power and authority to sell, transfer and deliver in the manner provided in this Agreement the Units being sold by each of Cub and Haddington hereunder;

                     (b) Assuming, without any investigation, the accuracy and completeness of the information contained in the Final Prospectus under the caption "Principal and Selling Unitholders," the statements therein, insofar as such statements relate solely to each of Cub and Haddington as Selling Unitholders, appear on their face to be appropriately responsive in all material respects to the requirements of Item 507 of Regulation S-K promulgated under the Act.

                     (c) No consent, approval, authorization or order of any federal or New York court or governmental agency or body is required for the consummation by each of Cub and Haddington of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the Act, the state securities or blue sky laws of any jurisdiction and the rules of the National Association of Securities Dealers, Inc. in connection with the sale of Units by each of Cub and Haddington to the Underwriters hereunder and the purchase and distribution thereof by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                     (d) Neither the sale of the Units nor the consummation of any other of the transactions herein contemplated by each of Cub and Haddington nor the fulfillment of the terms hereof by each of Cub and Haddington will conflict with, result in a breach or violation of, or constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which each of Cub and Haddington is a party or by which each of Cub and Haddington is bound or to which any of the property or assets of each of Cub and Haddington is subject, which has been identified in an officer's certificate to such counsel as being material, (ii) the certificate of formation of Cub, the operating agreement of Cub, or the bylaws of Cub, (iii) the certificate of limited partnership of Haddington or the limited partnership agreement of Haddington, or (iv) any Applicable Law or any judgment, order or decree known to such counsel to be applicable to Cub or Haddington of any New York or federal court or administrative or governmental agency having jurisdiction over Cub or Haddington under Applicable Law (with Applicable Law defined in such opinion to mean the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and those statutes, rules and regulations of the State of New York and the United States of America, which, in such counsel's experience, are typically applicable to offerings of the type contemplated by this Agreement, other than the United States federal securities laws, the state securities or blue sky laws, antifraud laws, and the rules and regulations of the National Association of Securities Dealers, Inc.); and

                     (e) Assuming that (i) the Underwriters purchase the Units from each of Cub and Haddington without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), (ii) the Underwriters make payment therefor as provided herein, (iii) the Units to be sold by Cub and Haddington are delivered to you in accordance with the provisions of the Custody Agreement and (iv) the Underwriters obtain control of the Units being sold by each of Cub and Haddington (as provided in Section 8-106(b) of the UCC), the Underwriters will have acquired all of Cub's and Haddington's respective rights and interest in such Units free of any adverse claim (within the meaning of Section 8-105 of the UCC).

       In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of Cub, Haddington and public officials.

              (iv) You shall have received from Arthur Andersen LLP, letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters, Cub and Haddington (with reproduced copies for each of the Underwriters, Cub and Haddington) in the forms heretofore approved by UBS Warburg LLC.

              (v) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the favorable opinion of Andrews & Kurth L.L.P., counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to such matters as may be reasonably requested by the Underwriters.

              (vi) All filings, if any, required by Rule 424(b) shall have been timely made; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

              (vii) Since the date as of which information is given in the Final Prospectus there shall not have been any change or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership or Intermediate Partnership, taken as a whole, otherwise than as set forth or contemplated in the Final Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Common Units being delivered at such time of purchase on the terms and in the manner contemplated in the Final Prospectus;

           (viii) There shall have been furnished to you at such time of purchase certificates satisfactory to you, signed on behalf of the Partnership by an authorized officer thereof to the effect that:

                     (a) the representations and warranties of the Partnership and the Intermediate Partnership in this Agreement are true and correct in all material respects (except that all those representations and warranties that are qualified as to their materiality are true and correct in all respects) at and as of the time of purchase with the same effect as if made at the time of purchase and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the time of purchase;

                     (b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Partnership's knowledge, threatened; and

                     (c) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

              (ix) The Registration Statement shall become effective, or if Rule 430A under the Act is used, the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 5:00 P.M., New York City time, on the business day after the date of this Agreement unless a later time shall be agreed to by the Partnership, the Selling Unitholders and you in writing or by telephone, confirmed in writing; provided, however, that the Partnership, the Selling Unitholders and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Units may from time to time agree on a later date.

              (x) (A) The Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (B) The Final Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

              (xi) You shall have received signed letters, dated the date of this Agreement, from each of Northern Plains, Pan Border, PEC Midwest L.L.C., each officer of the Partnership and member of the Partnership Policy Committee who owns Common Units and each of the former owners of Bear Paw Investments listed on Schedule C (the "Holders") hereto substantially in the form of Exhibit A hereto; provided, however, that UBS Warburg shall not grant any release, waiver of termination of the provisions of such letters to any Holder subject to such letters unless UBS Warburg grants such release, waiver or termination to all Holders and to all Selling Unitholders pro rata based on the number of Common Units held by such Holders and Selling Unitholders.

              (xii) The Partnership and the Selling Unitholders shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Final Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

              (xiii) Each of the Selling Unitholders will at the time of purchase and the additional time of purchase, as the case may be, deliver to you a certificate of the Selling Unitholders to the effect that the representations and the warranties of such Selling Unitholder as set forth in this Agreement are true and correct in all material respects as of each such date.

           (xiv) Between the time of execution of this Agreement and the time of purchase or additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Partnership or the Intermediate Partnership by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act.

       7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

       The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Units, if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and the Final Prospectus, (y) there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and the Final Prospectus), in the earnings, business, condition or properties of the Partnership and the Intermediate Partnership taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Units or, if at any time prior to the time of purchase or, with respect to the purchase of any Additional Units, the additional time of purchase, as the case may be, trading in securities on the NYSE, the American Stock Exchange or the NASDAQ National Market shall have been suspended or limitations or minimum prices shall have been established on the NYSE, the American Stock Exchange or the NASDAQ National Market or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Units.

       If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Partnership, the Selling Unitholders and each other Underwriter shall be notified promptly by letter or telegram.

       If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Partnership or the Selling Unitholders shall be unable to comply with any of the terms of this Agreement, the Partnership and the Selling Unitholders shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(i), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Partnership and the Selling Unitholders under this Agreement (except to the extent provided in Section 9 hereof).

       It is expressly agreed by the parties hereto that if (a) one or more Selling Unitholders default in their obligation to deliver Firm Units to the Underwriters pursuant to this Agreement, (b) the number of Firm Units to be delivered by such defaulting Selling Unitholders does not exceed 10% of the total number of Firm Units and (c) one or more of the non-defaulting Selling Unitholders agree to deliver (in addition to the number of Firm Units to be delivered by such non-defaulting Selling Unitholders pursuant to Section 1 hereof) the number of Firm Units agreed to be delivered by all such defaulting Selling Unitholders, then this Agreement shall not be terminated.

       8. Increase in Underwriters' Commitments. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for reasons sufficient to justify the termination of this Agreement under the provisions of
Section 7 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters shall take up and pay for (in addition to the number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A.

       Without relieving any defaulting Underwriter from its obligations hereunder, the Selling Unitholders agree with the non-defaulting Underwriters that they will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).

       If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership, Selling Unitholders or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Final Prospectus and other documents may be effected.

       The term Underwriter as used in this agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

       If the aggregate number of Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Partnership to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Partnership. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

       9.     Indemnity and Contribution.

              (i) The Partnership agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus or in the Registration Statement as originally filed or in any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Partnership expressly for use in such Registration Statement or such Final Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Final Prospectus or necessary to make such information not misleading.

              (ii) The Selling Unitholders, severally and jointly, agree to indemnify and hold harmless the Partnership, each member of the Partnership Policy Committee, each officer of the Partnership who signed the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Partnership or any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Partnership to each Underwriter but only with respect to any loss, damage, expense, liability or claim arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Selling Unitholder for use with reference to such Selling Unitholder expressly for use in the Registration Statement or Final Prospectus. The Underwriters and the Partnership acknowledge that the statements with respect to the Selling Unitholders set forth under the caption "Principal and Selling Unitholders" in the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Selling Unitholders for inclusion in the Final Prospectus. Notwithstanding the foregoing, it is expressly agreed that no Selling Unitholder shall be responsible, either pursuant to the indemnity and contribution provisions of this Section 9 or as a result of any breach of this Agreement, for losses, expenses, liability or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon information furnished by any party other than such Selling Unitholder and, in any event, no Selling Unitholder shall be responsible, either pursuant to the indemnity and contribution provisions of this Section 9 or as a result of any breach of this Agreement, for losses, expenses, liability or claims for an amount in excess of the proceeds to be received by such Selling Unitholder (before deducting expenses) from the sale of the Units hereunder. This indemnity agreement will be in addition to any liability which the Selling Unitholder may otherwise have.

       If any action, suit or proceeding (together, a "Proceeding") is brought against any person in respect of which indemnity may be sought against the Partnership and/or the Selling Unitholders pursuant to the foregoing paragraphs
(i) and (ii), such person shall promptly notify the Partnership and/or the Selling Unitholders in writing of the institution of such Proceeding and the Partnership and/or the Selling Unitholders shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Partnership and/or the Selling Unitholders shall not relieve the Partnership and/or the Selling Unitholders from any liability which the Partnership and/or the Selling Unitholders may have to any such person or otherwise. Such indemnified person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such person unless the employment of such counsel shall have been authorized in writing by the Partnership and/or the Selling Unitholders in connection with the defense of such Proceeding or the Partnership and/or the Selling Unitholders shall not have, within a reasonable period of time in light of the circumstances employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Partnership and/or the Selling Unitholders (in which case the Partnership and/or the Selling Unitholders shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties but the Partnership and/or the Selling Unitholders may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Partnership and/or the Selling Unitholders), in any of which events the reasonable fees and expenses shall be borne by the Partnership and/or the Selling Unitholders and paid as incurred (it being understood, however, that the Partnership and/or the Selling Unitholders shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Partnership and/or the Selling Unitholders shall not be liable for any settlement of any such Proceeding effected without its written consent but if settled with the written consent of the Partnership and/or the Selling Unitholders, the Partnership and/or the Selling Unitholders agree to indemnify and hold harmless any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

              (iii) Each Underwriter severally agrees to indemnify, defend and hold harmless the Partnership, each member of the Partnership Policy Committee, each officer of the Partnership who signed the Registration Statement, and each person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Selling Unitholders, their partners, members, managers, directors and officers and any person who controls the Selling Unitholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership and the Selling Unitholders or any such person may incur under the Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in the Registration Statement, the Final Prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, Final Prospectus or any amendment or supplement thereto or necessary to make such information not misleading. The Partnership and the Selling Unitholders acknowledge that the statements set forth in the last paragraph of the cover page of the Final Prospectus regarding delivery of the Units and, under the heading "Underwriting," (i) the list of Underwriters and their respective participation in the sale of the Units, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Final Prospectus.

       If any Proceeding is brought against the Partnership and/or the Selling Unitholders or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Partnership and/or the Selling Unitholders or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter, from any liability which such Underwriter may have to the Partnership and/or the Selling Unitholders or any such person or otherwise. The Partnership and/or the Selling Unitholders or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Partnership and/or the Selling Unitholders or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events the reasonable fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Partnership and/or the Selling Unitholders and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

              (iv) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (i), (ii) or (iii) of this
Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims in such proportions such that (i) the Underwriters shall be responsible for the portion that the total underwriting discounts and commissions received by the Underwriters bears to the aggregate public offering price of the Units and (ii) the Partnership and the Selling

Unitholders shall be severally responsible for the balance based on the relative fault of the Partnership and the Selling Unitholders, which shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership or the Selling Unitholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

              (v) The Partnership, the Selling Unitholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (iv) above. Notwithstanding the provisions of this
Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

              (vi)   The indemnity and contribution agreements contained in this
Section 9 and the covenants, warranties and representations of the Partnership and the Selling Unitholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its directors and officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership, each member of the Partnership Policy Committee, each officer of the Partnership who signed the Registration Statement, and each person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Selling Unitholders, their directors, members, managers or officers or any person who controls the Selling Unitholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the delivery of the Units. The Partnership, the Selling Unitholders and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership and the Selling Unitholders, against any member of the Partnership Policy Committee, any officer of the Partnership who signed the Registration Statement, or any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act or the Selling Unitholders' officers, members, managers or directors in connection with the sale of the Units, or in connection with the Registration Statement or the Final Prospectus.

       10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, New York 10171-0026, Attention: Syndicate Department and to Salomon Smith Barney, Inc., 388 Greenwich Street, New York, New York 10013
Attention: General Counsel, and, if to the Partnership, shall be sufficient in all respects if delivered, sent or telefaxed to Janet K. Place at (402) 398-7780 and confirmed to her at (402) 398-7886, and, if to a Selling Unitholder, shall be sufficient in all respects if delivered or sent to the address set forth in Schedule B hereto.

      11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

      12. Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Each party to this Agreement agrees that (i) no other party to this Agreement (including its agents and representatives) had made any representation, warranty, covenant or agreement to or with such party relating to the transactions contemplated hereby, other than those expressly set forth herein, and (ii) such party has not relied upon any representation, warranty, covenant or agreement relating to the transactions contemplated hereby, other than those referred to in clause (i) above.

      13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Partnership and the Selling Unitholders and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

      14. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

      15. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Partnership and the Selling Unitholders and their successors and assigns and any successor or assign of any substantial portion of the Partnership's and any of the Underwriters' respective businesses and/or assets.

       16. Miscellaneous. UBS Warburg LLC, an indirect, wholly-owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS Warburg LLC. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership, the Intermediate Partnership, the Selling Unitholders and the several Underwriters.

                             Very truly yours,

                             NORTHERN BORDER PARTNERS, L.P.

                             By: /s/ JERRY L. PETERS
                                 -------------------------------------------
                             Name:   Jerry L. Peters
                                   -----------------------------------------
                             Title:  Chief Financial and Accounting Officer
                                    ----------------------------------------


                             NORTHERN BORDER INTERMEDIATE
                             Limited Partnership

                             By: /s/ JERRY L. PETERS
                                 -------------------------------------------
                             Name:   Jerry L. Peters
                                   -----------------------------------------
                             Title:  Chief Financial and Accounting Officer
                                    ----------------------------------------


                             SELLING UNITHOLDERS:

                             Cub Investment, LLC

                             By: Haddington Energy Partners LP, Manager
                             By: Haddington Ventures, L.L.C., General
                                 Partner

                             By: /s/ M. SCOTT JONES
                                 -------------------------------------------
                             Name:   M. Scott Jones
                                   -----------------------------------------
                             Title:  Senior Vice President
                                    ----------------------------------------


                             HADDINGTON/CHASE ENERGY PARTNERS
                             (Bear Paw) LP

                             By: Haddington Ventures, L.L.C., General
                                 Partner

                             By: /s/ M. SCOTT JONES
                                 -------------------------------------------
                             Name:   M. Scott Jones
                                   -----------------------------------------
                             Title:  Senior Vice President
                                    ----------------------------------------


                             R&K VENTURES LLLP


                             By: /s/ ROBERT J. CLARK
                                 -------------------------------------------
                             Name:   Robert J. Clark
                                   -----------------------------------------
                             Title:  General Partner
                                    ----------------------------------------

                                    /s/ CHRIS M. CONLEY
                                    ------------------------------------------
                                    Chris M. Conley

                                    /s/ NANCY RIFE
                                    ------------------------------------------
                                    Nancy Rife

                                    /s/ JONATHAN NIXON
                                    ------------------------------------------
                                    Jonathan Nixon

                                    /s/ STEPHANIE GORK SWANSON
                                    ------------------------------------------
                                    Stephanie Gork Swanson

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

UBS Warburg LLC
Salomon Smith Barney Inc.
A.G. Edwards & Sons, Inc.
Lehman Brothers Inc.
Dain Rauscher Incorporated
First Union Securities, Inc.
J.P. Morgan Securities Inc.

By:  UBS Warburg LLC

By: /s/ MICHAEL JAMIESON
    -------------------------------
Name:   Michael Jamieson
      -----------------------------
Title:  Director
       ----------------------------

By: /s/ JAMES BAKER
    -------------------------------
Name:   James Baker
      -----------------------------
Title:  Associate Director
       ----------------------------

                                   SCHEDULE A



                                             NUMBER OF UNDERWRITTEN
UNDERWRITERS                                SECURITIES TO BE PURCHASED
------------                                --------------------------

UBS Warburg LLC............................         988,000

Salomon Smith Barney Inc...................         988,000

A. G. Edwards & Sons, Inc..................         475,000

Lehman Brothers Inc........................         475,000

Dain Rauscher Incorporated ................         342,000

First Union Securities, Inc                         342,000


J.P. Morgan Securities Inc. ...............         190,000

Total .....................................       3,800,000
                                                ===========

                                  Schedule A-1

                                   SCHEDULE B



                                                               MAXIMUM NUMBER OF
                                        NUMBER OF UNITS         ADDITIONAL UNITS
SELLING UNITHOLDER:                        TO BE SOLD              TO BE SOLD
------------------                         ----------              ----------

Cub Investments LLC
c/o J.P. Morgan Partners (23A
SBIC), LLC
1221 Avenue of the Americas
New York,  NY  10020
Attention:  Mr. Christopher Behrens           3,018,323               461,917

Haddington/Chase Energy Partners
(Bear Paw) LP
c/o Haddington Ventures, L.L.C.
2603 Augusta, Suite 1130
Houston, Texas  77057
Attention Mr. Chris Jones                       706,255               108,083

R&K Ventures LLLP                                43,468                     0

Jonathan Nixon                                   24,023                     0

Chris Conley                                      3,500                     0

Nancy Rife                                        1,000                     0

Stephanie Gork Swanson                            3,431                     0
                                           ------------          ------------
   Total..........................            3,800,000               570,000
                                           ============          ============


                                  Schedule B-1

                                   SCHEDULE C

 1. Cleveptnrs
 2. Thomas Edelman
 3. Robert Clark
 4. Michael Henderson
 5. Pierce Norton, Jr.
 6. Carl Holmgren
 7. Richard VandeBossche
 8. Bruce Duval
 9. Thom. Edelman Irrevocable Trust fbo Eliz. Edelman
10. Thom. Edelman Irrevocable Trust fbo Eleanor Edelman
11. Bear Cub Investments, LLC


                                  Schedule C-1

EXHIBIT A

         [LETTERHEAD OF OFFICER, DIRECTOR OR MAJOR UNITHOLDER OF
         PARTNERSHIP AND FORMER OWNERS OF BEAR PAW INVESTMENTS]


                         Northern Border Partners, L.P.
                         Public Offering of Common Units


                                                        August ___, 2001
UBS Warburg LLC
Salomon Smith Barney Inc.
A.G. Edwards & Sons, Inc.
Lehman Brothers, Inc.
Dain Rauscher Incorporated
First Union Securities, Inc.
JP Morgan Securities, Inc.
as Managing Underwriters
c/o UBS Warburg LLC
299 Park Avenue
New York, New York 10071


Ladies and Gentlemen:

      This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Northern Border Partners, L.P., a Delaware limited partnership (the "Partnership"), Northwest Border Pipeline Company, a Delaware corporation, the Selling Unitholders named therein and each of you as managing underwriters of a group of Underwriters named therein, relating to an underwritten public offering of Common Units (the "Common Units"), of the Partnership.

      In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of UBS Warburg LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of sixty (60) days after the date of this Agreement, other than Common Units disposed of as bona fide gifts approved by UBS Warburg LLC and Salomon Smith Barney Inc.


                                   Exhibit A-1

      If for any reason the Underwriting Agreement shall be terminated prior to the time of purchase or the additional time of purchase, the agreement set forth above shall likewise be terminated. Yours very truly,

                                    [Signature of officer, director, major
                                    unitholder or former owner of Bear Paw
                                    Investments]

                                    [Name and address of officer, director,
                                    major Unitholder or former owner of Bear
                                    Paw Investments]



                                   Exhibit A-2